                                                                   EXHIBIT 10.4


A 917-Blumberg's Improved Gilsey Form Lease.             JULIUS BLUMBERG, INC.,
                                                         PUBLISHER, NYC 10013

    THIS AGREEMENT, BETWEEN ALBERT FRASSETTO ENTERPRISES, A SOLE PROPRIETORSHIP, ORGANIZED AND EXISTING PURSUANT TO THE LAWS OF THE STATE OF NEW JERSEY, HAVING AN ADDRESS AT 2 PARK WAY & RT. 17 SOUTH, UPPER SADDLE RIVER, NEW JERSEY 07458

                                                                 as Landlord and

  BAGS OF CARLSTADT, INC. an affiliate of LBU, INC., having an address at 27-50 First Street, Long Island City, New York 11102
                                                                       as Tenant

        WITNESSETH: That the said Landlord has let unto the said Tenant and the said Tenant has hired from the said Landlord, the following premises:

  29,380 square feet total area in a free standing building comprising of 6,000 sq.ft. of office and restroom space and the balance of 23,380 sq.ft. of warehouse space in a building commonly known as 310 PATERSON PLANK ROAD, CARLSTADT, NEW JERSEY and sometimes, hereinafter referred to as the "Demised Premises".


for the term of         TWENTY (20) YEARS

to commence from the 1st day of APRIL      1995, and to end on the 30th

day of       MARCH 2015 to be used and occupied only for office, light
manufacturing, and warehouse distribution of nylon and mesh laundry bags


        1st: That the Tenant shall pay the BASIC AGGREGATE RENTAL OF THREE MILLION SIX HUNDRED EIGHTY ONE THOUSAND THREE HUNDRED FOURTEEN AND OO/OO DOLLARS ($3,681,314.00) to be paid in equal monthly installments, in advance, on demand, on the first day of each month, at such address as the Landlord may designate, as per the rent schedule attached hereto as Exhibit "A" of the Rider.


        2nd: That the Tenant shall take good care of the premises and shall at the Tenant's own cost and expense make all repairs specified to be Tenant's obligation in Article 30,



and at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages by the elements excepted.

        3rd: That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances, violations or other grievances, in, upon or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders, and regulations of the Board of Fire Underwriters, or any other similar body, for the prevention of fires, at the Tenant's own cost and expense.

        4th: That in case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall fail or neglect to make any necessary repairs, then the Landlord or the Landlord's Agents may enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant.

        5th: That the Tenant shall not assign this agreement, or underlet or underlease the premises or any part thereof, or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under penalty of damages and forfeiture.

        6th: That no alterations, additions or improvements shall be made in or to the premises without the consent of the Landlord in writing, under penalty of damages and forfeiture, and all additions and improvements made by the Tenant shall belong to the Landlord.

        7th: In case of damage, by fire or other cause, to the building in which the leased premises are located, without the fault of the Tenant or of Tenant's agent or employees, if the damage is so extensive as to amount practically to the total destruction of the leased premises or of the building, or if the Landlord shall within a reasonable time decide not to rebuild, this lease shall cease and come to an end, and the rent shall be apportioned to the time of the damage. In all other cases where the leased premises are damaged without the fault of the Tenant or of Tenant's agents or employees the Landlord shall repair the damage with reasonable dispatch after notice of damage, and if the damage has rendered the premises untenantable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired. In determining what constitutes reasonable dispatch consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond the Landlord's control.

        8TH: That said Tenant agrees that the said Landlord and Landlord's Agents, and other representatives, shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

        9TH: The Tenant also agrees to permit the Landlord or Landlord's Agents to show the premises to persons wishing to hire or purchase the same; and the Tenant further agrees that during the six months next prior to the expiration of the term, the Landlord or Landlord's Agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises "To Let" or "For Sale," and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

        10TH: That if the said premises, or any part thereof, shall become vacant during the said term, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord or Landlord's representatives may re-enter the same, either by force or otherwise, without being liable to prosecution therefor; and re-let the said premises as the Agent of the said Tenant and receive the rent thereof; applying the same, first to the payment of such expenses as the Landlord may be put to in re-entering and then to the payment of the rent due by these presents; the balance (if any) to be paid over to the Tenant who shall remain liable for any deficiency.

        11TH: Landlord may replace, at the expense of Tenant, any and all broken glass in and about the demised premises. Landlord may insure, and keep insured, all plate glass in the demised premises for and in the name of Landlord. Bills, for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rental. Damage and injury to the said premises, caused by the carelessness, negligence or improper conduct on the part of the said Tenant or the Tenant's agents or employees shall be repaired as speedily as possible by the Tenant at the Tenant's own cost and expense.

        12TH: That the Tenant shall neither encumber, nor obstruct the sidewalk in front of, entrance to or halls and stairs of said building, nor allow the same to be obstructed or encumbered in any manner.

        13TH: The Tenant shall neither place, nor cause, nor allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said premises nor any other part of same except in or at such place or places as may be indicated by the said Landlord and consented to by Landlord in writing. And in case the Landlord or Landlord's representatives shall deem it necessary to remove any such sign or signs in order to paint or to make any other repairs, alterations or improvements in or upon said premises or the building wherein same is situated or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense whenever the said repairs, alterations or improvements shall have been completed.

        14TH: It is expressly agreed and understood by and between the parties to this agreement, that the Landlord shall not be liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever.

        15TH: That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the said premises, and the same to have again, re-possess and enjoy.

        16TH: That this lease shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be placed against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease irrespective of the date of recording and the Tenant agrees to execute any instrument without cost, which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instruments shall entitle the Landlord, or the Landlord's assigns and legal representatives to the option of cancelling this lease without incurring any expense or damage, and the term hereby granted is expressly limited accordingly.

        17TH: The Tenant has this day deposited with the Landlord the sum of $46,016.43 as security for the full and faithful performance by the Tenant of all of the terms and conditions upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of the terms, covenants and conditions on the Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

        18TH: That the security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

        19TH: It is expressly understood and agreed that if for any reason it shall be impossible to obtain fire insurance on the building and improvements on the demised premises in an amount, and in the form, and in fire insurance companies acceptable to the Landlord the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term thereof, on giving to the Tenant three days' notice in writing of Landlord's intention so to do and upon the giving of such notice, this lease and the term thereof shall terminate and come to an end.

        20TH: It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government or of any and all their Departments and Bureaus, applicable to said premises, or if the Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt, or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, a any time thereafter terminate this lease and the term hereof, on giving to the Tenant five days' notice in writing of the Landlord's intention so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.

        All notices required to be given to the Tenant may be given by mail addressed to the Tenant at the demised premises.

        21ST: The Tenant shall pay to the Landlord the rent or charge, which may, during the demised term, be assessed or imposed for the water used or consumed in or on the said premises, whether determined by meter or otherwise, as soon as and when the same may be assessed or imposed, and will also pay the expenses for the setting of a water meter in the said premises should the latter be required. If such rent or charge or expenses are not so paid the same shall be added to the next month's rent thereafter to become due.

        22ND: That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises, or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate of fire insurance on said demised premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay on demand any such increase.

        23rd: If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or vacates the demised premises prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

        24th: The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

        25th: In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected, if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained.

        26th: If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of any award shall belong to the Tenant.

        27th: This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

        28th: Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other person wrongfully in possession or for any other reason; in such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

        29th: This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part. The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.


                       **  SEE RIDER ATTACHED HERETO  **











        And the said Landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

        And it is further understood and agreed, that the covenants and agreements herein contained are binding on the parties hereto and upon their respective successors, heirs, executors, administrators and assigns.

        It is further expressly agreed that the words used in the singular shall include words in the plural where the text of this instrument so requires.

        IN WITNESS WHEREOF, the parties have inter-changeably set their hands and seals or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to hereto affixed, this
       day of            19   .

                                         LANDLORD:  ALBERT FRASSETTO ENTERPRISES
                                         ---------------------------------------
Signed, Sealed and Delivered        }
     in the presence of
                                         /s/ Albert Frassetto
                                         ---------------------------------------
Date: March, 1995                        By:  Albert Frassetto, Owner
      ------------

                                         TENANT:  BAGS OF CARLSTADT, INC. an
                                         ---------------------------------------
                                         Affiliate of LBU, INC.

                                         /s/ Jeffrey Mayer
                                         ---------------------------------------
Date: March, 1995                        By:  Jeffrey Mayer-President
      ------------

                       RIDER TO LEASE AGREEMENT BETWEEN

                         ALBERT FRASSETTO ENTERPRISES
                                      AND
                           BAGS OF CARLSTADT, INC.
                             AN AFFILIATE OF LBU, INC.


        30. Notwithstanding anything to the contrary contained herein (including without limitation on the provisions of Paragraph 2nd hereof) it is agreed that the Tenant shall, at Tenant's sole cost and expense keep the demised premises in good order, condition and repair at its own expense and make all necessary repairs, both structural (except as hereinafter set forth) and non-structural and replacements with respect to said demised premises, including but not limited to plate glass, heating, plumbing, electrical, roofing, air conditioning and ventilating equipment. Landlord's sole responsibility shall be for the structural steel that supports the roof and walls of the property, and no other. Tenant will be responsible for maintenance to the demised premises due to normal operations, aging and normal wear and tear. Tenant will at his own expense obtain a maintenance contract for the HVAC unit to be serviced at least two (2} times a year by a reputable contractor and provide Landlord with a copy of the contract.

                Each party shall cause endorsements to be added to their respective policies of insurance covering any insurable interest A may have with respect to the demised premises or any property thereon, which will provide that the insurers waive all rights to subrogation to the rights of the insured party against the other party to this Lease in connection with any loss or damage covered by said policies. If any such waiver of subrogation is obtainable only upon such payment of an additional premium, then the obligation to obtain such waiver of subrogation shall be conditioned upon the payment of such additional premium by the party for whose benefit such waiver is sought.


        31.     Municipal Real Estate Taxes.
                ---------------------------

                (A) Tenant shall pay as additional rent its proportionate share of all municipal real estate taxes, assessments, water and sewer rents, any road improvements and or road assessments and governmental impositions, duties and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and whether now within the contemplation of the parties or not, and each and every installment of each of them, which shall or may during the term of the Lease be charged, laid, levied, assessed or imposed upon the premises of which the demised premises form a part or upon any sidewalks or streets in front of or adjoining the said premises, or which may become due and payable with respect thereto, and any and all taxes, charges, laid, levied, assessed or imposed in lieu of the foregoing, under or by virtue of any present or future laws, rules, requirements, orders, directions, ordinances, or regulations of the United States of America or of the State, County, Municipal, Governmental or lawful authority whatsoever; all to the extent applicable to the term of this Lease.

                (B) Nothing herein contained shall require or be construed to obligate Tenant to pay any Franchise, Corporation, Capital Stock, Capital Levies, Transfer, Estate or Inheritance, Income or Excess profits tax imposed upon Landlord or upon its successors or assigns of any of them. If, however, at any time during the term hereof, the methods of taxation prevailing on the date hereof shall be altered so as to cause the whole or any part of the real estate taxes, assessments, levies, impositions or other charges now or hereinafter after levied, assessed or imposed on the premises or any interest therein or portion thereof to be levied, assessed or imposed wholly or partially, as a capital levy, otherwise on the Landlord or its assigns, or use of the premises, or any portion thereof or interest therein, or if any such tax, assessment, levy (including but not limited to any municipal, county, state or federal levy}, imposition or charge, or any part thereof, shall be measured by or based in whole or in part upon the premises or any portion thereof interest therein, and/or upon any other taxable interest, the portion of the sums which Tenant is required to pay hereunder in lieu of the methods of taxation prevailing on the date hereof shall be Tenant's proportionate share of all such taxes, assessments, levies, impositions or charges, to the extent that they are so measured or based, and the same shall be deemed to be included with the term real estate taxes for the purposes hereof to the extent the same would be payable if the premises were the only property of Landlord subject thereto, and if the income from the premises were the only taxable income of Landlord during the year in question.

                (C) All real estate taxes, assessments and other charges and installments thereof which shall become payable for periods falling within and without the term hereof shall be equitably apportioned pro rate between Landlord and Tenant in accordance with the respective periods during which Tenant shall be in possession of the demised premises in said respective tax years.

                (D) Tenant's proportionate share of all taxes, assessments, levies, impositions and charges for any tax year shall be determined by multiplying the same by the following fraction:

            Total number in square feet         29,380'
                  demised herein          =               = 100%
            ---------------------------      ------------
            Total number of square feet         29,380'
                  in the building

                (E) Landlord may bill Tenant each month during the term of this Lease Agreement for Tenant's estimated proportionate share of municipal real estate taxes, assessments, added assessments, omitted assessments, water rents, and other charges or any other governmental impositions, duties and charges, and Tenant shall pay same within thirty (30) days after receipt of said bill. The said aggregate monthly payment by Tenant or other payments by Tenant made during each calendar year of this Lease Agreement shall be adjusted at the end of each calendar year of this Lease Agreement in accordance with the actual municipal real estate taxes, assessments, added assessments, omitted assessments, water, rent and charges and other governmental impositions, duties and charges during said calendar year, and Landlord upon demand shall reimburse Tenant for any overpayment of same received by Landlord and Tenant shall remit to Landlord upon demand any underpayment.

                (F) If the Landlord shall receive any monetary refund, rebate or credit for any item of tax, assessment, levy, imposition, or charge with respect to which the Tenant has paid Landlord its proportionate share hereunder the proceeds or benefit thereof, after deducting all expenses incurred in obtaining the same, shall be paid by Landlord to Tenant to the extent necessary to reimburse the Tenant for any sums previously paid by Tenant pursuant to the Paragraph 30 based upon the Tenant's proportionate share thereof.

                (G) Landlord agrees that it will not prepay any assessment and that it will pay for any such assessment in installments over the longest period of time permitted by law.

                (H) Tenant shall have the right to contest with any governmental authority the amount of any tax, assessment, levy or imposition, provided that it shall have paid to Landlord the entire amount of such tax, assessment, levy or imposition.


        32. Parking, etc.
            ------------

            Tenant shall have the right to utilize twenty-five (25) parking spaces during the term hereof. The Tenant will be responsible for the maintenance of the driveways, entrances, exits, parking areas and common areas hereof and shall keep the same clean and free from snow and ice at the sole cost and expense of the Tenant.


        33. Exculpation.
            -----------

            Notwithstanding anything to the contrary contained herein, it is agreed (a) that if Landlord or any successor in interest is a corporation, there shall be no personal liability on the part of any stockholder, officer or director of such corporation or any subsidiary, affiliate, joint venturer, or partner of such corporation herewith, and (b) that if Landlord is a firm, partnership, joint venture or association, there shall be no personal liability on the part of any partner, general or limited, or member thereof with respect to any obligations hereunder or in connection herewith. If Landlord shall be in breach or default with respect to its obligations under this Lease, Tenant agrees (a) that it shall look solely to the estate, equity and interest of Landlord in the land and building of which the demised premises form a part for the collection of any judgement (or other judicial process} requiring the payment of money by Landlord in the event of any default or breach by Landlord hereunder and (b) that there shall be no personal liability on the part of Landlord or its stockholders, officers, directors, subsidiaries, affiliates, joint venturers, partners or members for the collection of any such judgement or other judicial process beyond their respective interests in the land and building of which the demised premises form a part. The provisions hereof shall not, however, be deemed a waiver or modification of Tenant's rights or Landlord's obligations under this Lease, nor shall it prevent Tenant from obtaininq judgement against the Landlord in case of such breach or default to the extent that the same shall be a lien against Landlord's equity or interest in said land and building or from levying against Landlord's equity or interest therein, nor from asserting any set off or deduction against the rents payable under this Lease to which Tenant may be entitled under this Lease, or by judgement in its favor.

        34. Fire and Extended Coverage Insurance.
            ------------------------------------

            Landlord shall be obligated to insure the premises to its full insurable replacement value including Landlord's loss of rent, against the perils covered by standard fire and extended coverage policies, and Tenant shall be responsible for payment of premiums for same as provided in Paragraph 38 hereof. In the event that it shall be impossible to obtain fire and extended coverage insurance on the buildings and improvements on the demised premises in an amount, in the form and with fire insurance companies reasonably acceptable to Landlord, because of any reason due to or connected with the occupancy of the Tenant, the Landlord may at its option, at any time thereafter, terminate this Lease and the term thereof by giving the Tenant ten (10) days notice in writing of its intention to do so, provided, however, that this Lease shall not terminate if Tenant shall procure the insurance required hereunder prior to the expiration of the 10-day notice period set out above.

            For the purpose of determining replacement value, the Landlord may determine same by setting forth its determination in a Certification of Replacement Value which shall then constitute the minimum replacement value referred to herein.

        35. Public Liability.
            ----------------

            Tenant shall maintain during the term of this Lease comprehensive general public liability and property damage with an insurance company licensed to do business in the State of New Jersey, having a rating of A or A+ in the most recent edition of Best's key rating guide and shall be reasonably acceptable to Landlord with a single limit of no less than Three Million Dollars ($3,000,000) applicable to either bodily injury, personal injury, death or property damage. Landlord is to be named as "an additional insured on said policy, with no obligation to pay any of the premiums".

        36. Endorsements & Non-Cancelable Provisions.
            ----------------------------------------

            The certificates of insurance shall be furnished to Landlord and shall carry endorsements thereon for the benefit of the Landlord and Tenant, and Landlord's mortgagees, agents, servants and employees and all persons claiming against the Landlord and/or Tenant as their respective interest may appear.

            Each policy shall contain an endorsement to the effect that said policy shall not be canceled or modified without ten (10) days prior to notice to Landlord.

        37. Renewals.
            --------

            At least fifteen (15) days prior to the expiration or termination date of any of the insurance policies, Tenant shall deliver to Landlord a copy of the renewal or replacement policy with proof of payment of the premium therefor.

        38.  Premium Payment and Other Insurance.
             -----------------------------------

            Tenant shall pay all insurance premiums for insurance coverages required to be obtained by Landlord and/or Tenant as herein provided.

        39. Mutual Release of Liability to Extent of Recovery of Insurance
            --------------------------------------------------------------
            Proceeds.
            --------

            Neither the Landlord nor the Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the demised premises or the adjoining property, or in any manner growing out of or connected with the Tenant's use and occupation of the demised premises, or the condition thereof, or of fault of the Landlord or the Tenant or of their respective agents, employees, subtenants, Licensees, or assigns. This release shall apply only to the extent that such business interruption, loss or damage to property, or injury to or death of persons covered by insurance, regardless of whether such insurance is payable to or protects the Landlord or the Tenant or both. Nothing in this paragraph shall be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence of this paragraph. This release shall be in effect only so long as the applicable insurance policies contain a clause incorporating the foregoing and to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible. Landlord and/or Tenant shall obtain appropriate clauses pursuant to which their respective insurance carriers waive rights of subrogation.

        40. Reimbursement of Landlord's Expenses.
            ------------------------------------

            Landlord or its agents, at Landlord's expense, subject to the reimbursement formula hereinafter set forth in this paragraph may incur expenditures in connection with the building of which the demised premises form a part. All costs and expenditures reasonably required in connection with the operation and maintenance of the building and the surrounding premises, shall be handled directly by the Tenant at its sole cost and expense and to the satisfaction of the Landlord.

               Without limiting in any manner whatsoever the, generality of the foregoing, such costs and expenditures shall include the following:

          (A) Cost and expenditures relating to the removal of snow, ice, debris, garbage and waste; and

          (B) Cost and expenditures relating to maintenance of landscaping, planting and shrubbery; and

          (C) Any and all Legal Fees In and Out of Court, pertaining to the collections from and or evictions against the "Tenant"; and

          (D) All costs and expenditures relating, to the repair of the parking lot, exterior sealing of the building, roof maintenance and repairs, sprinkler repairs, plumbing repairs; and electrical facility repairs necessary for the maintenance of the building; and

          (E) All cost and expenditures reasonably incurred by Landlord pertaining to or related with Landlord's maintenance of the building; and


In each rental year, Tenant shall pay Landlord, as additional rent, Tenant's proportionate share of Landlord's costs and expenditures as specified above for Real Estate Taxes and building insurance in accordance with a fractional share computed as follows:

         Total number of square feet      29,380'
               demised herein
         ---------------------------  = ---------- = 100%
         Total number of square feet      29,380'
                 in building

            Said fractional share shall then be applied to Landlord's costs and expenditures to determine Tenant's proportionate share of same. The charge required hereunder shall by Tenant in such installments and in such amounts as are reasonably estimated and billed by the Landlord during the term of this Lease Agreement. Each installment shall be due and payable on the first day of each month after the installment is billed to the Tenant.

            Within sixty (60} days after the end of Landlord's fiscal year or calendar year, whichever is applicable, inclusive of the year during which the term of this Lease is terminated, Landlord shall make available for Tenant's inspection Landlord's records relating to the operating expenses for such preceding 12 month period, and the monthly payments to be made by Tenant thereafter shall be adjusted and revised to compensate for any overpayment or underpayment made by the Tenant in such preceding 12-month period.

        41. Utility Charges.
            ---------------

            (A) The Tenant shall pay as and when the same become due and payable all water rents, rates and charges, and all charges for electricity, gas, heat, water, sewer, sprinkler and any other utilities supplied in the demised premises directly to the utility company and any other agency that may bill them directly, including, but not limited to the lighting of the common areas; i.e. Parking Lots and Building Exterior.

            (B) All utility charges shall be deemed to be additional rent, and Landlord shall have the remedies for default in payment for same as are provided for in Default paragraph of this Lease Agreement.


        42. Triple Net Rent.
            ---------------

            In addition to the Basic Rent hereinbefore reserved, except as otherwise provided in the Lease, Tenant shall pay any and all of the charges, costs and expenses arising out of its use or occupation of the demised premises of whatsoever nature, kind or description as additional rent. In the event of non-payment, Landlord shall have all the rights and remedies herein provided and as provided by law in the case of non-payment of rent or of breach of condition. If the Tenant shall default in making any payment required to be made by the Tenant, or shall be in default in performing any terms, covenants, or conditions of this Lease on the part of the Tenant to be performed, which shall involve the expenditure of money by Tenant, Landlord, at its option, may after ten (10) days written notice to Tenant, expend such sums as may be necessary to perform and fulfill such terms, covenants or conditions, and any and all sums so expended by Landlord, with interest thereon at the rate of 15% per annum from the date of such expenditure shall be and be deemed to be additional rent, and shall be repaid by Tenant to Landlord on demand, and in the case of non-payment of any other additional rent. However, no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any of the remedies of Landlord by reason of such default.

            It is the intention of the parties that the rent specified herein shall be triple net to the Landlord and the Landlord shall be indemnified by the Tenant against all the costs, expenses and charges arising out of Tenant's use or occupation of the demised premises or any part thereof during the term of this Lease Agreement except as otherwise provided in Lease Agreement.

            In the event that the tenant vacates the premises prior to the expiration of the lease, without the express written permission of the landlord or, in the event the tenant abandons the premises and fails to maintain occupancy and removes property from the demised premises, the rent for the balance of the unexpired term shall, at once, become fully due and payable at the option of the landlord.



        43. The premises shall be leased in what is commonly referred to "As Is" Condition.

        44. Security Deposit.
            ----------------

            The Tenant shall pay a three (3) month security deposit in the amount of $46,016.43 upon the signing of this Lease Agreement as well as the first month's rent in the amount of $11,017.50.


        45.  Lease Commencement.
             ------------------

             April 15, 1995


        46.  Rent Commencement.
             -----------------

             June 15, 1995


        47.  CAM Charges.
             -----------

             April 15, 1995


        48.  Option To Purchase.
             ------------------

                Provided Tenant is in possession of the demised premises and is not in default of the Lease at these dates he shall have the right to purchase the building as follows:



           Price S 1,600,000.00 Cash - 4/1/95 thru 9/30/95

           Price $ 1,625.000.00 Cash - 10/1/95 thru 3/31/96

           Price S 1,650,000.00 Cash   4/1/96 thru 9/30/96


        49.  Signage.
             -------

             The Tenant may place a sign on the building at his sole cost and expense. All permits and approvals shall be obtained by the Tenant from the Borough of Carlstadt. Upon vacating the premises, the Tenant shall remove sign and restore the premises to its original condition.

        50. GUARANTEE.
            ---------

            This Lease Agreement will be guaranteed by LBU, Inc. of 27-50 First Street, Long Island City, New York for the first five (5) years of this Lease Agreement.

        51. Attached hereto and made a part of this Lease Agreement is a "Cross-Over" Easement for eleven (11) parking spaces for the motel at 340 Paterson Plank Road, Carlstadt, Nd

        52. Environmental Cleanup Responsibility.
            ------------------------------------

            Tenant is prohibited from utilizing the premises for the generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of hazardous substances as those defined in the Environmental Cleanup Responsibility Act (hereinafter ECRA) N.J.S.A. 13: 1K-6 et. seq. Tenant's use of the premises for any of the foregoing shall constitute a default under the terms of this agreement.

            In the event that Tenant's Standard Industrial Classification Number falls within the 22-39 inclusive, 46-49 inclusive, 51 or 76, as designated in the Standard Industrial Classifications Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States, or Tenant's particular use of the demised premises causes Landlord to fall within the purview of ECRA either during the terms of this Lease Agreement or at the termination of this agreement and any extensions hereto, Tenant shall be responsible for obtaining a negative declaration from the New Jersey Department of Environmental Protection, and for all costs and fees including but not limited to governmental, environmental consultant, attorney and environmental testing, incidental to obtaining a negative declaration.

            In the event a negative declaration cannot be obtained, Tenant shall be responsible for all costs incidental to the preparation and execution of a cleanup plan approved by the New Jersey Department of Environmental Protection and shall obtain any and all documents required by Landlord and any mortgagee of the premises from all applicable governmental entities indicating that the cleanup plan has been fully executed, the entity shall not place a lien on the property for the cost of clean up and the then existing condition of the property will not cloud Landlord's title to the property nor prohibit the transfer of same.

            Tenant shall indemnify and hold harmless Landlord for any costs incurred as a result of ECRA, arising from Tenant's S.I.C. number or as a result of Tenant's use of the demised premises.

            Tenant shall not be responsible for the condition of the premises existing prior to its occupancy.

            Tenant shall begin to comply with ECRA no later than nine {9) months prior to the expiration of this agreement. In the event of sooner termination, Tenant shall begin to comply upon its submission to or receipt of from Landlord, Notice of Termination.

                                  EXHIBIT "A"

                                 RENT SCHEDULE


            Year One            $11,017.50 per month
            Year Two            $11,384.75 per month
            Year Three          $11,752.00 per month
            Year Four           $12,119.25 per month
            Year Five           $12,608.92 per month

            Year Six            $13,098.58 per month
            Year Seven          $13,588.25 per month
            Year Eight          $14,077.92 per month
            Year Nine           $14,567.58 per month
            Year Ten            $15,057.25 per month

            Year Eleven         $15,546.92 per month
            Year Twelve         $16,036.58 per month
            Year Thirteen       $16,526.25 per month
            Year Fourteen       $17,015.92 per month
            Year Fifteen        $17,505.58 per month

            Year Sixteen        $17,995.25 per month
            Year Seventeen      $18,484.92 per month
            Year Eighteen       $18,974 58 per month
            Year Nineteen       $19,464.25 per month
            Year Twenty         $19,953.92 per month